Exhibit 23

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

          We consent to the incorporation by reference in the Registration Statements on Form S-3, No. 333-110793 and Form S-8, No. 33-60366, No. 33-61333, No. 33-75746, No. 333-71428, No. 333-71430, No. 333-71432, No. 333-110798 and No. 333-114424 of JLG Industries, Inc. of our report dated September 19, 2004 relating to the audited consolidated financial statements of JLG Industries, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2004.

                       /s/ Ernst & Young LLP

Baltimore, Maryland
October 6, 2004